UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

            Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of Direct Financial Obligation

First Amendment to Credit Agreement

On April 19, 2005, FTI Consulting, Inc. (“FTI”) entered into the First Amendment (the “First Amendment”), to its Amended and Restated Credit Agreement dated as of November 28, 2003 (the “Credit Agreement,” and together with the First Amendment, the “Credit Facility”), among FTI, the guarantors identified therein, the lenders identified therein and Bank of America, as administrative agent, primarily to provide for a term loan in the principal amount of $50.0 million thereby increasing the aggregate amount available for borrowing under the Credit Facility from $225.0 million to up to $275.0 million, which $50.0 million term loan has been designated as a “Tranche B Loan.” FTI and its subsidiaries are permitted borrowers under the Credit Facility.

The First Amendment also amends the phrase “occurring after the Closing Date” in clause (ix) of the definition of “Permitted Acquisitions” to read “occurring in any fiscal year of the Borrower,” the effect of which is to reset the limitation on acquisitions before the consent of the Administrative Agent will be required from a cumulative amount of $100.0 million over the life of the Credit Facility to an annual amount of $100.0 million. The Credit Agreement has not otherwise been amended by the terms of the First Amendment. The Credit Agreement was filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2003 as an exhibit to FTI’s Current Report on Form 8-K, and is incorporated herein by reference.

FTI borrowed the full $50.0 million proceeds of the Tranche B Loan upon closing of the First Amendment on April 19, 2005. As of April 19, 2005, FTI’s aggregate outstanding indebtedness under the Credit Facility consisted of: (i) term loans of $100.0 million plus the $50.0 million proceeds of the Tranche B Loan for a total of $150.0 million in term loans; and (ii) borrowings under the revolving credit line of $27.0 million. FTI paid down $12.0 million on the revolving credit loan balance on April 19, 2005 and the remaining balance was paid in full as of April 22, 2005 from the proceeds of the Tranche B Loan resulting in FTI having no outstanding borrowings under the revolving credit line of the Credit Facility as of April 22, 2005. Amounts repaid on the Tranche B Loan may not be reborrowed. The Tranche B Loan may accrue interest at the “base rate” or “eurodollar rate,” as those terms are defined in the Credit Agreement. The proceeds of the Tranche B Loan have been used to pay down the revolving credit line under the Credit Facility as of April 22, 2005, and the balance may be used for future acquisitions, stock repurchases and general working capital purposes.

The outstanding amount of the Tranche B Loan is repayable in installments of principal and interest beginning June 30, 2005 maturing on September 30, 2008, unless such installments may hereafter be prepaid or accelerated upon default pursuant to the terms of the Credit Facility. Certain of FTI’s subsidiaries who are “guarantors” under the Credit Agreement are guarantors of the Tranche B Loan. The assets of FTI and its subsidiaries that have been pledged as security under the Credit Agreement will also secure the Tranche B Loan. The First Amendment (excluding schedules) is filed with the SEC as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	First Amendment dated as of April 19, 2005 (excluding schedules), by and among FTI Consulting, Inc., a Maryland corporation, the Guarantors identified on the signature pages, the Lenders identified on the signature pages, and Bank of America, N.A., as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: April 22, 2005	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment dated as of April 19, 2005 (excluding schedules), by and among FTI Consulting, Inc., a Maryland corporation, the Guarantors identified on the signature pages, the Lenders identified on the signature pages, and Bank of America, N.A., as administrative agent.